Exhibit 99.1

PRESS RELEASE

For Immediate Distribution	Contact: Intrepid Potash, Inc.
William I. Kent
Phone: 303-296-3006

Intrepid Potash, Inc. Announces Preliminary Fourth Quarter 2010 Sales and

Production Results and Capital Investment Update, and

Schedules Fourth Quarter 2010 Conference Call

Denver, Colorado; January 20, 2011 — Intrepid Potash, Inc. (“Intrepid”) (NYSE:IPI) announced today preliminary sales and production results for the fourth quarter 2010 and provided an update on its capital investment program.

Preliminary Sales and Production Results

On an unaudited basis, during the fourth quarter of 2010, Intrepid estimates that it produced between 215,000 and 225,000 tons of potash and sold between 210,000 and 220,000 tons of potash.  Potash production during the fourth quarter includes the seasonal production from the harvest of our Moab solar evaporation ponds.  Intrepid estimates its average net realized sales price for potash during the quarter was approximately $380 – $390 per ton.  Intrepid estimates that it produced approximately 25,000 — 35,000 tons of Trio® as it came out of the planned East plant maintenance turnaround in October, and sold approximately 20,000 — 30,000 tons of Trio®.  Intrepid estimates that its average net realized sales price for Trio® during the quarter was approximately $215-$225 per ton.  Intrepid expects to release its audited, fourth quarter 2010 and fiscal year end 2010 financial results after market close on Wednesday, February 23, 2011.

Capital Investment Update

For the full year ended December 31, 2010, Intrepid invested approximately $90 - $95 million in its capital investment program, including the successful execution and completion of the compactor at our mine in Moab, Utah and the addition of two new mining panels at both our East and West mines in Carlsbad, New Mexico.  Intrepid’s capital strategy remains consistent with increasing reliability, efficiency and productivity.  In 2011, Intrepid expects to invest approximately $140 -$165 million related to its capital investment program that will be funded from existing cash and investments and operating cashflows.  Significant capital investments in 2011, beyond sustaining capital of approximately $50 million, will be focused on the Langbeinite Recovery Improvement Project at our East mine, the commencement of design, engineering and construction of new compaction capacity at both our Wendover, Utah facility and our North facility in Carlsbad, New Mexico, continued implementation of digital control systems and the addition of new underground mining panels at each of our Carlsbad mines.

With respect to our proposed HB Solar Solution Mine in Carlsbad, New Mexico, Intrepid was notified recently by the Bureau of Land Management’s (“BLM”) consultant that the schedule for the Environmental Impact Statement (“EIS”) review process has been extended in order for the BLM to complete preparation and review of the preliminary draft EIS.  The revised schedule reflects issuance of a Record of Decision during the first quarter of 2012.  Intrepid received the ground water discharge permit for the HB Solar Solution Mine project from the New Mexico Environment Department (“NMED”) in July 2010 and is in the process of obtaining the NMED air quality permit for the project.  Once the remaining regulatory approvals are obtained, Intrepid anticipates promptly commencing construction.  The revised schedule will result in the shift of approximately $10 million of capital investment that would have occurred in 2011 into 2012, resulting in the remaining capital expenditures for the HB Solar Solution Mine occurring in 2012 and 2013.  Intrepid estimates that first production will result approximately eighteen months after construction begins with ramp up to full production expected in the succeeding year, reflecting the benefit of a complete annual evaporation cycle applied to full evaporation ponds.

Fourth Quarter & Fiscal Year End 2010 Conference Call

Intrepid is scheduled to release fourth quarter and fiscal year end 2010 financial results after market close on Wednesday, February 23, 2011.  The teleconference call to discuss fourth quarter 2010 results is scheduled for Thursday, February 24, 2011, at 8:00 a.m. MST (10:00 a.m. EST).  The call participation number is (800) 319-4610.  A recording of the conference call will be available two hours after the completion of the call at (800) 319-6413.  International participants can dial (412) 858-4600 to take part in the conference call and can access a replay of the call at (412) 317-0088.  The replay of the call will require the input of the conference identification number 763324.  The call will also be streamed on the Intrepid website, www.intrepidpotash.com.  In addition, the press release announcing fourth quarter 2010 results will be available on the Intrepid website before the call under “Investor Relations - Press Releases.”  An audio recording of the conference call will be available at www.intrepidpotash.com through March 26, 2011.

Intrepid reports “average net realized sales price” which is an operating performance measure commonly used in the potash mining industry.  Average net realized sales prices are derived by subtracting freight costs from gross sales revenue and then dividing this result by sales tons.

Intrepid is the largest producer of potash in the U.S. and is dedicated to the production and marketing of potash and Trio®, a product produced from langbeinite ore.  Intrepid owns five active potash production facilities — three in New Mexico and two in Utah.

Intrepid routinely posts important information about its business on its website under the Investor Relations tab.  The website address for Intrepid is www.intrepidpotash.com.

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Certain statements in this press release, and other written or oral statements made by or on behalf of us, are “forward-looking statements” within the meaning of the federal securities laws.  Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, including statements regarding guidance, are forward-looking statements within the meaning of these laws.  Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that the expectations will be realized.  These forward-looking statements are subject to a number of known and unknown risks and uncertainties, many of which are beyond our control that could cause actual results to differ materially and adversely from such statements.  These risks and uncertainties include: changes in the price of potash or Trio®; operational difficulties at our facilities; the ability to hire and retain qualified employees; changes in demand and/or production of potash or Trio®/langbeinite; changes in our reserve estimates; our ability to achieve the initiatives of our business strategy, including but not limited to the development of the HB Solar Solution Mine as a solution mine and the further development of our langbeinite recovery assets; weather risks affecting net evaporation rates at our solar solution mining operations; availability of water to our operations; changes in the prices of our raw materials, including but not limited to the price of chemicals, natural gas and power; fluctuations in the costs of transporting our products to customers; changes in labor costs and availability of labor with mining expertise; the impact of federal, state or local government regulations, including but not limited to environmental and mining regulations, and the enforcement of such regulations; obtaining permitting from applicable Federal and state agencies related to the construction and operation of assets; competition in the fertilizer industry; declines in U.S. or world agricultural production; declines in oil and gas drilling; changes in economic conditions; adverse weather events at our facilities; our ability to comply with covenants inherent in our current and future debt obligations to avoid defaulting under those agreements;  disruptions in credit markets; our ability to secure additional federal and state potash leases to expand our existing mining operations; governmental policy changes that may adversely affect our business and the risk factors detailed in our filings with the U.S. Securities and Exchange Commission.  Please refer to those filings for more information on these risk factors.  These forward-looking statements speak only as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as the result of future events, new information or otherwise.